CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 033-73566 on Form N-4 of our report dated March 6, 2020 relating to the consolidated financial statements of Talcott Resolution Life Insurance Company, and of our report dated April 16, 2020 relating to the financial statements of the individual Sub-accounts which comprise Talcott Resolution Life Insurance Company Separate Account Ten. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 23, 2020